Exhibit 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Serena Software, Inc. (the “Company”) for the fiscal quarter ended April 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Greg Hughes, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented.

By:	/s/ Greg Hughes
Greg Hughes
President and Chief Executive Officer (Principal Executive Officer)

Date: June 10, 2013

A signed original of this written statement required by Section 906 has been provided to Serena Software, Inc. and will be retained by Serena Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.